CORNERSTONE HEALTHCARE, INC. 2016 OMNIBUS INCENTIVE PLAN

CORNERSTONE HEALTHCARE, INC.
2016 OMNIBUS INCENTIVE PLAN
Section 1.Purpose
The purpose of the Plan is to promote the interests of the Company by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.
Section 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b) “Award” shall mean any Option, Restricted Stock, or Co-Invest Stock granted under the Plan.
(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(d) “Board” shall mean the Board of Directors of the Parent Company.
(e) “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders. Change in Control shall not include an Initial Public Offering (“IPO”) by the Company of its equity securities to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or under any similar law then in effect.
(f) “Co-Invest Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(h) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Parent Company’s compensation committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall each be an “Outside Director.”
(i) “Company” shall mean Cornerstone Healthcare, Inc., a Nevada Corporation, and any successor corporation.
(j) “Director” shall mean a member of the Board of Directors of the Parent Company.
(k) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.
(l) “Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n) “Non-Qualified Stock Option” shall mean an option to purchase Shares granted under Section 6(a) of the Plan.
(o) “Option” shall mean a Non-Qualified Stock Option.
(p) “Outside Director” shall mean any Director of the Parent Company who is an “outside director” within the meaning of Section 162(m) of the Code.
(q) “Market Value” shall be determined by a nationally recognized independent appraiser experienced in valuing the type of assets to be valued, which appraiser shall be selected by the Majority Investor, to arrive at an enterprise value of the Company less all debts and obligations of the Company. The determination of such appraiser shall be final and binding on all parties, and the fees and expenses of such appraiser shall be borne by the Company. In calculating the Call Price or the Put Price, as applicable, all accounting determinations shall be made in accordance with generally accepted accounting principles consistently applied.
(r) “Parent Company” shall mean The Ensign Group, Inc., a Delaware corporation and any successor corporation.

(s) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(u) “Plan” shall mean The Cornerstone Healthcare, Inc. 2016 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.
(v) “Restricted Stock” shall mean any Shares granted under Section 6(b) of the Plan.
(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.
(x) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.
(y) “Securities Act” shall mean the Securities Act of 1933, as amended.
(z) “Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or director.
(aa) “Share” or “Shares” shall mean a share or shares of Class B common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(bb) “Stockholders Agreement” shall mean the Cornerstone Healthcare, Inc. Stockholders Agreement, effective May 26, 2016.
Section 3. Administration
(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.
(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, but only to the extent it would not cause a loss of any benefits under Section 162(m).
Section 4. Shares Available for Awards
(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 6,258,709 Shares, or (ii) such lesser number of Shares as determined by the Board. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Any Shares that are issued under the Plan shall also reduce the number of Shares that are authorized to be issued under the Parent Company’s 2007 Omnibus Incentive Plan, as amended from time to time.
(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Furthermore, if any Shares are exchanged for Shares of the Parent Company, such Parent Company Shares shall reduce the number of authorized but unissued shares under the Parent Company’s 2007 Omnibus Incentive Plan, as amended from time to time.
(c) Adjustments. In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted to avoid dilution or enlargement of rights resulting from such event; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments to appropriately reflect such Equity Restructuring with respect to the number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a) hereof). Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, any or all outstanding Awards may be canceled and the holders of any such Awards that are otherwise vested, may be paid in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event. Notwithstanding anything to the contrary herein, any such adjustment will be made in accordance with the provisions of Section 409A of the Code to the extent applicable.
Section 5. Eligibility
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.
Section 6. Awards
(a) Option Awards. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, the terms and conditions of any Award, and the Stockholders Agreement, as the Committee shall determine:
(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.
(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.
(iii) Vesting of Option Awards. The Option shall be exercisable for vested Shares in accordance with the schedule designated by the Committee and set forth in the Award Notice and shall become fully vested on the fifth anniversary of the date of the Award.
(iv) Time and Method of Exercise. An Option Award under the Plan may be exercised only during a Put Window established by the Board in its sole discretion, and the Committee shall determine the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Market Value on the exercise date equal to the applicable exercise price)

in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(v) Forfeiture. The Option shall terminate and may no longer be exercised if Grantee ceases to provide Service to the Company or its affiliates, except that: (i) if Grantee’s Service shall be terminated for any reason, voluntary or involuntary, other than for “Cause” or Grantee’s death or disability Grantee may exercise the Option during the next available Put Window (as defined in the terms and conditions of such Options) to the extent the Option was vested and exercisable by Grantee on the date of the termination of Grantee’s Service; (ii) if Grantee’s Service is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination; and (iii) if Grantee’s service terminates due to death or disability such vested Options may be exercised during the next available Put Window after Grantee’s termination of Service by Grantee, or personal representatives, administrators or guardians of Grantee as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution. Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the Expiration Date. All unvested options shall be forfeited if Grantee ceases to provide Services to the Company or its affiliates regardless of the circumstances for such separation.

(b) Restricted Stock Awards . The Committee is hereby authorized to grant Restricted Stock to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, the terms and conditions of any Award, and the Stockholders Agreement, as the Committee shall determine:
(i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Stockholders Agreement may provide and the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
(ii) Vesting of Restricted Stock Awards. A Restricted Stock Award shall vest in accordance with the schedule designated by the Committee set forth in the Award Notice and shall become fully vested on the fifth anniversary of the date of the Award.
(iii) Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.
(iv) Forfeiture. Except as otherwise determined by the Committee, (A) upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period or prior to the vesting of such Awards, all applicable Shares of Restricted Stock at such time subject to restriction shall be forfeited to the Company; (B) upon a Participant’s death or disability all applicable Shares of Restricted Stock at such time subject to restriction or that are not vested shall be forfeited to the Company, provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.
(c) Co-Invest Stock Awards
The Committee is hereby authorized to grant Co-Invest Stock to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, the terms and conditions of any Award, and the Stockholders Agreement, as the Committee shall determine:

(i) Restrictions. Shares of Co-Invest Stock shall be subject to any restrictions imposed by this Plan or the Stockholders Agreement and any that the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, any Co-Invest shares shall not be transferrable for a period of six (6) months following the grant date.
(ii) Vesting. Shares of Co-Invest Stock shall be fully vested at the time of grant.
(iii) Issuance of Shares. Any Co-Invest Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

(d) General Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.
(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.
(iii) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee or as set forth in the terms and conditions of any Awards or in the Stockholders Agreement (which have been previously approved by the Committee), a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; Except as otherwise determined by the Committee or as set forth in the terms and conditions of any Awards or in the Stockholders Agreement (which have been previously approved by the Committee), each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(iv) Term of Options. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.
(v) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.
(vi) Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option may be amended to reduce its initial exercise or grant price and no Option shall be canceled and replaced with Options having a lower exercise or grant price, without the approval of the stockholders of the Company.
Section 7. Liquidity of Vested Shares

(a) Vested Shares received through the exercise of Options or the grant of Restricted Stock or Co-Invest Stock Awards under this Plan, are subject to the restrictions on transfer, sale or disposition contained in this Plan, the Stockholders Agreement, and the Terms and Conditions of such Award, including certain Call Rights and certain Put Rights set forth therein. Specifically, shares shall be subject to the following provisions:
(b) Call Rights.
(iv) Tender Offer. From time-to-time, the Company may determine in its sole discretion to commence an offer (a “Tender Offer”) to repurchase all or any portion of any vested Shares (as defined in the Stockholders Agreement) held by a Participant.
(v) Upon termination of employment for any reason following which any Participant (or his or her estate or permitted transferee) continues to hold any vested Shares, or at any other time at the Committee’s sole discretion.
(vi) The Company’s Call Right shall be exercised as follows:
(A) the Company shall have the right to purchase all or a portion of vested Shares at the Call Price (the "Call") by delivering written notice to the applicable Participant or Participants (or his or her estate or permitted transferee) (the "Call Notice").
(B) Upon delivery of the Call Notice, the Company shall, in accordance with Section 7(b)(iii)(D) herein, promptly determine the Call Price hereunder, and within 15 days after the Call Price has been determined, the Company shall purchase and the Participant shall sell the vested Shares as set forth in the Call Notice (the "Call Closing").
(C) At the Call Closing, the Participant shall deliver to the Company duly executed instruments transferring title to the Stockholder Shares to the Company free and clear of all liens and encumbrances, against payment of the appropriate Call Price by either (i) cashier's or certified check payable to the Participant or by wire transfer of immediately available funds to an account designated by the Participant or, to the extent determined by the Committee in its sole discretion (ii) a number of fully-vested shares of The Ensign Group, Inc. (“Parent Company”) that, when multiplied by the Parent Stock Value, equals the Call Price. The “Parent Stock Value” of Parent Company common stock will be based on the closing price quoted in the NASDAQ System for the Parent Company Stock as of 4:00 P.M., New York time on the Call Closing date. If for any reason the Parent Company is unable to deliver Parent Company common stock in satisfaction of the Call, the Committee, at its sole discretion, reserves the right to defer or reject the exercise of the Call until such time delivery of Parent Company common stock is possible. In addition, the payment of any Call Price pursuant to the Call may be delayed to the extent the Committee determines it would be advisable in light of the Company’s financial condition or would be required under any loan or other agreement to which the Parent Company or the Company is a party.
(D) The Call Price of the Shares shall mean the product of (A) the Market Value of the Company, multiplied by (B) a Call Quotient. The “Call Quotient” shall equal the number of shares set forth in the Call Notice being purchased by the Company divided by the total number of outstanding shares of the Company’s Shares (which number shall include all outstanding shares of the Company’s Shares that are convertible into Shares of Class B Common Stock on an as-if converted basis, including outstanding shares of Class A Common Stock).
(vii) The Company's right to exercise the Call hereunder shall terminate upon the consummation of a Qualified Public Offering.
(c) Participant Put Rights.
(vii) During any Put Window arising under the terms of the Stockholders Agreement and the Terms and Conditions of such Award, a Participant shall have the right to require the Company to purchase all or a portion of the Participant’s Mature Shares, as applicable, at the Put Price (the "Put") by delivering written notice to the Company during the Put Window (the "Put Notice").
(viii) Upon delivery of the Put Notice during the Put Window, the Company shall make commercially reasonable efforts to, in accordance with Section 7(c)(iv) herein, determine the Put Price hereunder, and within 5 business days after the Put Price has been determined, the Company shall purchase and the Participant shall sell the Mature Shares as set forth in the Put Notice (the "Put Closing").
(ix) At the Put Closing, the Participant shall deliver to the Company duly executed instruments transferring title to the Mature Shares to the Company free and clear of all liens and encumbrances, against payment of the appropriate Put Price by either (i) cashier's or certified check payable to the Participant or by wire transfer of immediately available funds to an account designated by the Participant or, to the extent determined by the Committee in its sole discretion (ii) a number of fully-vested shares of the Parent Company that, when multiplied by the Parent Stock Value, equals the Put Price. The “Parent Stock Value” of Parent Company common stock will be based on the Closing price of the Parent Company common stock on the date of the Put Closing. If for any reason the Parent Company is unable to deliver Parent Company common stock in satisfaction of the Put, the Committee, at its sole discretion, reserves the right to defer or reject the exercise of the Put until such time delivery of Parent Company common stock is possible. In addition, the payment of any Put Price pursuant to the Put may be delayed to the extent the Committee determines it would be advisable in light of the Company’s financial condition or would be required under any loan or other agreement to which the Parent Company or the Company is a party.
(x) The Put Price shall mean the product of (A) the Market Value of the Company, multiplied by (B) a Put Quotient. The “Put Quotient” shall equal the number of shares set forth in the Put Notice being purchased by the Company divided by the total number of outstanding shares of the Company’s Class A Common Stock on an as-if converted basis and the total number of outstanding shares of Class B Common Stock.
(xi) In the event that a Participant’s service is terminated without Cause, or because the Participant has died or become disabled, and the Option, Stock, Restricted Stock or Co-Invest Stock is properly vested and/or exercised within the periods proscribed in the Plan, the Stockholders Agreement and the applicable Terms and Conditions of such Award, the Participant shall have the right to require the Company to purchase the shares during the next Put Window on terms and conditions set forth in this Section 7(c). The Stockholder's right to exercise the Put under the Plan, the Stockholders Agreement or the Terms and Conditions of the applicable Award shall terminate upon the consummation of a Qualified Public Offering.
Section 8. Amendment and Termination; Adjustments
(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, such amendment, alteration, suspension, discontinuation or termination shall be consistent with the terms the Stockholders Agreement and the Securities Act.
(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.
(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 9. Income Tax Withholding
In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (up to the maximum marginal tax rate in the Participant’s jurisdiction) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 10. General Provisions
(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.
(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d) No Rights of Stockholders. Neither a Participant nor the Participant’s legal representative shall have any voting rights, dividend rights, or cash dividend rights with respect to any Award or issuance of Shares under this plan other than those rights that are mandated by operation of law.
(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m) Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
(n) Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
Section 11. Effective Date of the Plan
The Plan shall be effective as of May 26, 2016.
Section 12. Term of the Plan
No Award shall be granted under the Plan after (a) the tenth anniversary of the later of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the stockholders of the Company, or (b) any earlier date of discontinuation or termination established pursuant to Section 8(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.